
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund III Financial Statements for the quarter ended March 31, 1996 and is qualified in its entirety by reference to such financial statments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       1,161,755
<SECURITIES>                                         0
<RECEIVABLES>                                   17,925
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               523,615
<PP&E>                                      29,343,386<F1>
<DEPRECIATION>                              17,024,522<F2>
<TOTAL-ASSETS>                              14,022,159
<CURRENT-LIABILITIES>                          661,658
<BONDS>                                     19,745,920<F3>
<COMMON>                                   (6,384,789)<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                14,022,159
<SALES>                                      1,639,960
<TOTAL-REVENUES>                             1,639,960
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,229,072<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             436,402
<INCOME-PRETAX>                               (25,414)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (25,414)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (25,414)
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes apartment complexes of $28,823,802 and deferred expenses of $519,584.
<F2>Includes depreciation of $16,891,858 and amortization of deferred expenses of
$132,664.
<F3>Represents mortgage note payable.
<F4>Represents total equity of General Partners ($299,941) and Limited Partners
($6,084,848).
<F5>Includes operating expenses of $479,505, real estate taxes of $79,682 and depreciation/amortization of $442,780.
<F6>Net loss allocated ($254) to General Partners ($25,160) to Limited Partners for
the three months ended 03/31/96.  Average net loss ($.97) per unit for 25,000
Units outstanding.

